UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2007

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MILLENNIUM BANKSHARES CORPORATION

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	0-49611 (Commission File Number)	54-1920520 (IRS Employer Identification No.)

1601 Washington Plaza Reston, Virginia (Address of principal executive offices)	20190 (Zip Code)

Registrant’s telephone number, including area code: (703) 464-0100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 26, 2007, Millennium Bankshares Corporation (the “Company”) appointed John F. Novak to serve as Executive Vice President and Chief Operating Officer of the Company. Mr. Novak had served as the Company’s interim Chief Operating Officer since March 30, 2007.

Mr. Novak, 61, had also previously been Executive Vice President and Retail & Business Banking Manager of Millennium Bank, a wholly owned subsidiary of the Company (the “Bank”), since 2005. From 2003 to 2005, he was Vice President in Sales and Marketing for Susquehanna Bank in Towson, Maryland. He had previously been Executive Vice President in the Product Sales and Marketing Group for Provident Bank of Maryland for ten years.

The Bank and Mr. Novak are currently parties to an Executive Employment Agreement dated as of March 1, 2005. There were no material changes to this arrangement in connection with this management change. A detailed description of the terms of the agreement with Mr. Novak was included in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 4, 2007 (the “April 4 Form 8-K”).

In addition, as the Company previously reported in the April 4 Form 8-K, Richard I. Linhart has become President and Chief Executive Officer of the Company, and Dale G. Phelps, who is the Company’s Executive Vice President and Chief Financial Officer, has ended his term as interim President and Chief Executive Officer of the Company. Additional information with respect to Mr. Linhart and Mr. Phelps is included in the April 4 Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILLENNIUM BANKSHARES CORPORATION

(Registrant)

Dated: August 1, 2007	By:	/s/ Dale G. Phelps

Dale G. Phelps

Executive Vice President and

Chief Financial Officer